UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2010
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51712 (Commission File Number)	71-0971567 (IRS Employer Identification No.)

Suite 300, 840-6th Avenue S.W., Calgary, Alberta, Canada (Address of principal executive offices)	T2P 3E5 (Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Park Place Energy Corp. (the "Company") has filed a Certificate of Change with the Secretary of State of Nevada, with an effective date of March 24, 2010, to effectuate a reverse stock split of the Company's authorized share capital and its issued and outstanding shares of common stock, in each case on the basis of one new common share for 300 old common shares.

As a result, as of March 24, 2010, the Company's authorized share capital decreased from 12,000,000,000 shares of common stock to 40,000,000 shares of common stock and its issued and outstanding share capital decreased from 1,181,495,187 shares of common stock to 3,938,174 shares of common stock.

Item 8.01     Other Events

The reverse stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on March 26, 2010 under the new stock symbol "PKPLD". However, the "D" in the Company's symbol (which signifies a stock split) will be removed 20 business days from March 26, 2010. The Company's new CUSIP number is 700689 20 1.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Document
3.1	Certificate of Change filed with the Secretary of State of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 26, 2010.

PARK PLACE ENERGY CORP.

"David Johnson"
David Johnson,
President & CEO